EXHIBIT 10.23

FIRST AMENDMENT TO
AMENDED AND RESTATED DECLARATION OF TRUST NO. 2

     This FIRST AMENDMENT TO AMENDED AND RESTATED DECLARATION OF TRUST NO. 2 (this “Amendment”) is entered into effective as of January 9, 2009, by and among Wilmington Trust Company, as Delaware Trustee and Institutional Trustee, Enterprise Financial Services Corp, as Sponsor, and Frank H. Sanfilippo, Deborah N. Barstow and Betty L. Lewis, as Administrators (collectively the “Parties”).

     The Parties are party to an Amended and Restated Declaration of Trust No. 2 dated as of December 12, 2008 (the “Declaration”). Each capitalized term that is used and not otherwise defined in this Amendment has the meaning that the Declaration assigns to that term.

     The Institutional Trustee has received all opinions, certifications and consents required as a condition precedent to amending the Declaration and the Parties have agreed to make certain amendments to the Declaration in accordance with Section 11.1 of the Declaration.

     Therefore, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows.

     1. Section 7(b)(II) of Annex A of the Declaration shall be deleted in its entirety and replaced with the following:

     Except as provided in Section 7(b)(III) below with respect to conversion of Securities after a Redemption/Distribution Notice has been given, if any Securities are converted during an Extension Period, the Holder may elect in the Conversion Request to (x) provided that such election would not cause Sponsor to be in violation of any shareholder approval requirement of Rule 4350(i) or any successor rule, as such may be amended, of the NASDAQ Stock Market Rules, convert all or any part of the accrued and unpaid interest on the converted Securities (including Additional Interest thereon, if any, to the extent permitted by applicable laws, rules or regulations) (“Convertible Interest”) into shares of Common Stock on the Conversion Date in an amount equal to such Convertible Interest divided by the Conversion Price or (y) receive such accrued and unpaid interest on the converted Securities up to, but excluding the Conversion Date, (including Additional Interest thereon, if any, to the extent permitted by applicable laws, rules or regulations) on the Distribution Payment Date upon which such Extension Period ends. In the event that the Holder does not elect either (x) or (y) in the Conversion Request, the Holder shall be deemed to have elected (y). At any time following the submission of the Conversion Request and prior to the payment in full of such Convertible Interest, the Holder may, by delivery of a separate Conversion Request convert any Convertible Interest into shares of Common Stock in an amount equal to such Convertible Interest divided by the Conversion Price, such conversion to be governed by the applicable provisions of this Annex A. If a Holder makes the election, or is deemed to have made the election, described in clause (y), the Holder shall receive from the Sponsor a letter agreement in the form of Exhibit C attached hereto.

     2. Section 7 of Annex A of the Declaration shall be amended to include a new Section 7(l) which shall read as follows:

     Notwithstanding anything to the contrary contained in this Section 7, a Holder of Securities may convert Securities or Convertible Interest pursuant to this Section 7, or receive shares of Common Stock upon such conversion, to the extent (but only to the extent) that such conversion or receipt would not cause or result in such Holder and its Affiliates, collectively, being deemed to own, control or have the power to vote, for purposes of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), the Change in Bank Control Act of 1978, as amended (the “CIBC Act”), Section 16 of Securities Exchange Act of 1934, as amended (“1934 Act”) or Rule 13d-3 of the 1934 Act, and any rules and regulations promulgated under any of the BHC Act, the CIBC Act or the 1934 Act, 10% or more of any class of outstanding voting securities of the Sponsor outstanding at such time (it being understood, for the avoidance of doubt, that no security shall be included in any such percentage calculation to the extent that it cannot by its terms be converted into or exercisable for outstanding voting securities of the Sponsor by such Holder or its Affiliates at the time of such measurement or transfer).

     3. The Parties agree that the Declaration is hereby deemed amended in such respects as may be necessary to give effect to the agreements set forth in Section 1 of this Amendment. Except as amended pursuant to the preceding sentence, the Declaration remains in full force and effect.

     4. This Amendment may be executed by delivery of a signature by facsimile or other electronic means reasonably acceptable to both parties and such signature shall constitute an original for all purposes. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other.

     5. Each of the Parties acknowledges that it has been represented by counsel in connection with this Amendment and the transactions contemplated by this Amendment. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Amendment against the drafting party has no application and is expressly waived.

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     IN WITNESS WHEREOF, the Parties have caused this First Amendment to Amended and Restated Declaration of Trust No. 2 to be executed effective as of the date first written above.

WILMINGTON TRUST COMPANY,
as Delaware Trustee

By:	/s/ Christopher J. Slaybaugh
Name: Christopher J. Slaybaugh
Title:

WILMINGTON TRUST COMPANY,
as Institutional Trustee

By:
Name:
Title:

ENTERPRISE FINANCIAL SERVICES CORP, as Sponsor

By:
Name:
Title:

ADMINISTRATORS OF
EFSC CAPITAL TRUST VIII

By:	/s/ Frank H. Sanfilippo
Name: Frank H. Sanfilippo

By:	/s/ Deborah N. Barstow
Name: Deborah N. Barstow

By:	/s/ Betty L. Lewis
Name: Betty L. Lewis